EXHIBIT 12

                     MERRILL LYNCH PREFERRED CAPITAL TRUST I
                     MERRILL LYNCH PREFERRED FUNDING I, L.P.
                      COMPUTATION OF RATIOS OF EARNINGS TO
          COMBINED FIXED CHARGES AND PREFERRED SECURITIES DISTRIBUTIONS
                                   (UNAUDITED)

                                  FOR THE THREE MONTHS ENDED SEPTEMBER 26, 1997
                                ------------------------------------------------
                                MERRILL LYNCH PREFERRED  MERRILL LYNCH PREFERRED
                                     CAPITAL TRUST I          FUNDING I, L.P.
                                -----------------------  -----------------------

Earnings                               $ 5,492,913              $ 6,442,925
                                       ===========              ===========


Fixed charges                          $      --                $      --

Preferred securities distribution
  requirements                           5,328,125                5,492,913
                                       -----------              -----------

Total combined fixed charges and
  preferred securities distributions   $ 5,328,125              $ 5,492,913
                                       ===========              ===========

Ratio of earnings to combined
  fixed charges and preferred
  securities distributions                    1.03                     1.17



                                  FOR THE NINE MONTHS ENDED SEPTEMBER 26, 1997
                                ------------------------------------------------
                                MERRILL LYNCH PREFERRED  MERRILL LYNCH PREFERRED
                                     CAPITAL TRUST I          FUNDING I, L.P.
                                -----------------------  -----------------------
Earnings                               $16,601,197              $19,471,276
                                       ===========              ===========

Fixed charges                          $      --                $      --

Preferred securities distribution
  requirements                          15,984,375               16,478,739
                                       -----------              -----------

Total combined fixed charges and
  preferred securities distributions   $15,984,375              $16,478,739
                                       ===========              ===========

Ratio of earnings to combined
  fixed charges and preferred
  securities distributions                    1.04                     1.18